Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 15, 2011, is by and between Workstream Inc., a corporation existing pursuant to the Canada Business Corporations Act (the “Company”), and First Advantage Offshore Services, Private Limited, an Indian private limited company (the “Buyer”).
RECITALS
A.         The Company and the Buyer entered into that certain Securities Purchase Agreement, dated as of July 14, 2011 (the “Purchase Agreement”).
B.         In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company issued and sold to the Buyer 333,333 shares of the Company’s Class A, Series B Convertible Preferred Stock (the “Shares”), which are convertible into Underlying Common Shares (as defined in the Purchase Agreement) in accordance with the terms set forth in the Articles of Amendment to the Company’s Articles of Incorporation relating thereto.  For purposes of this Agreement, the term “Shares” shall also include any shares of the Company’s Class A, Series B Convertible Preferred Stock issued to the Buyer in connection with the payment of any PIK Dividend (as such term is defined in the Articles of Amendment of the Company creating the Class A, Series B Convertible Preferred Stock).
C.         In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company and the Buyer agreed to enter into this Agreement pursuant to which the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:
1.	Definitions.
Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:
(a)         “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in Orlando, Florida are authorized or required by law to remain closed.

(b)         “Common Shares” means the common shares of the Company, no par value per share.
(c)         “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.
(d)         “Effectiveness Deadline” means (i) with respect to the initial Registration Statement required to be filed to cover the resale by the Investors of the Registrable Securities the 120th calendar day after the Trigger Date (or the 150th calendar day after the Trigger Date in the event that such Registration Statement is subject to review by the SEC) and (b) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the 120th calendar day following the date on which the Company was required to file such additional Registration Statement (or the 150th calendar day after such date in the event that such Registration Statement is subject to review by the SEC).
(e)         “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed to cover the resale by the Investors of the Registrable Securities, the 40th calendar day after the Trigger Date and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.
(f)         “Investor” means the Buyer or any transferee or assignee of any Shares or Registrable Securities, to whom the Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee of any Shares or Registrable Securities, assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.
(g)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(h)         “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.
(i)         “Registrable Securities” means (i) the Underlying Common Shares issued or issuable upon conversion of the Shares and (ii) any capital stock of the Company issued or issuable with respect to the Underlying Common Shares, including, without limitation, (1) as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Shares are converted or exchanged and shares of capital stock of a successor entity into which the Common Shares are converted or exchanged; provided, however, that Registrable Securities shall not include any securities that are eligible for sale pursuant to Rule 144(b)(1) or any securities that have been previously sold or transferred.

(j)         “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.
(k)         “Required Holders” means the holders of at least a majority of the Registrable Securities.
(l)         “Required Registration Amount” means the maximum number of Underlying Common Shares issued and issuable as of the Trading Day (as defined in the Purchase Agreement) immediately preceding the applicable date of determination (taking into account any limitations on conversion of the Shares that may apply), all subject to adjustment as provided in Section 2(d).
(m)         “Rule 144” means Rule 144 promulgated by the SEC under the 1933 Act or any other similar or successor rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration.
(n)         “Rule 415” means Rule 415 promulgated by the SEC under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.
(o)         “SEC” means the United States Securities and Exchange Commission.
(p)         “Trigger Date” means any date following July 15, 2012 on which any of the Investors request registration of the Registrable Securities in the event such Investor is unable to sell are unable to sell any Registrable Securities under Rule 144(b)(1).
(q)         “Underlying Common Shares” means, collectively, the Common Shares issuable upon conversion of the Shares.
2.	Registration.
(a)         Mandatory Registration.  Commencing on the Trigger Date, the Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities.  In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration and reasonably acceptable to the Required Holders, subject to the provisions of Section 2(c).  The Registration Statement prepared pursuant hereto shall register for resale at least the number of Common Shares equal to the Required Registration Amount as of the date such Registration Statement is initially filed with the SEC.  The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Shareholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B; provided that the Company may make any changes to such sections as requested by the SEC so long as none of such changes are materially inconsistent with the form attached hereto as Exhibit B or adversely affect any Investor (including, without limitation, any restrictions on the manner of disposition).  The Company shall use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the applicable Effectiveness Deadline.  By 9:30 a.m.  (New York City time) on the Business Day immediately following the Effective Date of the applicable Registration Statement, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.  Notwithstanding anything to the contrary contained in this Agreement, other than during an Allowable Grace Period, the Company shall ensure that, when filed and at all times while effective, each Registration Statement and the prospectus used in connection with such Registration Statement will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities.  In no event shall the Company include any securities other than Registrable Securities on any Registration Statement filed pursuant to this Section 2(a) without the prior written consent of the Required Holders.
(b)         Legal Counsel.  The Buyer shall have the right to select its own legal counsel to review and oversee, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”).
(c)         Ineligibility for Form S-3.  In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.
(d)         Sufficient Number of Shares Registered.  In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover the resale of all of the Registrable Securities required to be covered by such Registration Statement, the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises.  The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.  For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of Common Shares available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90.
(e)         Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.  If (i) a Registration Statement covering the resale of all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a “Filing Failure”) (it being understood that if the Company files a Registration Statement without affording each Investor the opportunity to review and comment on the same as required by Section 3(c) hereof, the Company shall not be deemed to have satisfied this clause (i)(A) and such event shall be deemed to be a Filing Failure); or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline (an “Effectiveness Failure”) (it being understood that if on the Business Day immediately following the Effective Date the Company shall not have filed a “final” prospectus for such Registration Statement with the SEC under Rule 424(b) in accordance with Section 2(a) above (whether or not such a prospectus is technically required by such rule), the Company shall not be deemed to have satisfied this clause (i)(B) and such event shall be deemed to be an Effectiveness Failure); or (ii) on any day after the Effective Date of such Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a suspension or delisting of (or a failure to timely list) the Common Shares on its principal trading market or exchange, or to register a sufficient number of Common Shares) (a “Maintenance Failure”) (provided that if an Investor transfers its rights hereunder pursuant to Section 9 and the transferee requests inclusion in such Registration Statement which requires the Company under applicable law to file a post-effective amendment to such Registration Statement, then a Maintenance Failure shall not be deemed to have occurred solely with respect to the filing of such post-effective amendment only if the Company is using its commercially reasonable efforts to file such amendment and have such amendment declared effective as soon as practicable), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the Underlying Common Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one-half of one percent (0.5%) of the purchase price paid by the Buyer for the Shares under the Purchase Agreement with respect to the Underlying Common Shares to be so registered (1) on the date of such Filing Failure, Effectiveness Failure or Maintenance Failure, as applicable, and (2) on every thirty (30) day anniversary of (I) a Filing Failure until such Filing Failure is cured; (II) an Effectiveness Failure until such Effectiveness Failure is cured; and (III) a Maintenance Failure until such Maintenance Failure is cured (in each case, pro rated for periods totaling less than thirty (30) days); provided, however, that liquidated damages shall not be required to be paid with respect to those Registrable Securities which cannot be registered under Rule 415 solely as a result of action or pronouncement by the SEC.  The payments to which a holder shall be entitled pursuant to this Section 2(e) are referred to herein as “Registration Delay Payments.” Following the initial Registration Delay Payment for any particular event or failure (which shall be paid on the date of such event or failure, as set forth above), without limiting the foregoing, if an event or failure giving rise to the Registration Delay Payments is cured prior to any thirtieth (30th) day anniversary of such event or failure, then no Registration Delay Payment shall be required to be paid with respect to such period.  Notwithstanding anything contained in this Section 2(e) to the contrary, in no event shall the Registration Delay Payments exceed $50,000 in the aggregate.
(f)         Offering.  Notwithstanding anything to the contrary contained in this Agreement, but subject to the payment of the Registration Delay Payments pursuant to Section 2(e), in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that the Staff or the SEC do not permit such Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the Investors participating therein (or as otherwise may be acceptable to each Investor) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Registration Statement by all Investors until such time as the Staff and the SEC shall so permit such Registration Statement to become effective as aforesaid.  In making such reduction, the Company shall reduce the number of shares to be included by all Investors on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each Investor) unless the inclusion of shares by a particular Investor or a particular set of Investors are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such Investor or set of Investors shall be the only shares subject to reduction (and if by a set of Investors on a pro rata basis by such Investors or on such other basis as would result in the exclusion of the least number of shares by all such Investors).  In addition, in the event that the Staff or the SEC requires any Investor seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Investor does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Investor, until such time as the Staff or the SEC does not require such identification or until such Investor accepts such identification and the manner thereof.  In the event of any reduction in Registrable Securities pursuant to this paragraph, an affected Investor shall have the right to require, upon delivery of a written request to the Company signed by such Investor, the Company to file a registration statement within 90 days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such Investor in a manner reasonably acceptable to such Investor, and the Company shall, following such request, cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such Investor have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such Investor or (ii) all Registrable Securities may be resold by such Investor pursuant to Rule 144(b)(1) or (iii) such Investor agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such Investor as to all Registrable Securities held by such Investor and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by an Investor multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such Investor as contemplated above).
(g)         Piggyback Registrations.  If, at any time during the period in which a Registration Statement is required to be kept effective, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall deliver to each Investor a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 2(g) that are eligible for resale pursuant to Rule 144(b)(1) or that are the subject of a then effective Registration Statement.  Any Registrable Securities of an Investor that are to be included in a registered public offering pursuant to this Section 2(g) shall be offered and sold upon such terms as the managing underwriters thereof determine.  The managing underwriters may condition an Investor’s participation in such a registered public offering upon such Investor’s execution of an underwriting agreement containing customary terms and conditions which would customarily be applicable to selling shareholders.  If the managing underwriters for a registered public offering determine that the number of Common Shares proposed to be sold in such offering would adversely affect the marketing of the Common Shares to be sold by the Company therein or by the Person or Persons who exercised their right to require the Company to register such offering under the 1933 Act, then the number of Common Shares to be included in such offering shall be reduced until the number of such shares does not exceed the number that the managing underwriters believe can be sold without any such adverse effects; provided that any shares to be excluded shall be so excluded in the following order of priority: (i) securities held by any Person or Persons other than (A) the Investors or (B) any Person or Persons who exercised their demand right to require the Company to register such offering under the 1933 Act; and (ii) the Registrable Securities sought to be included by the Investors as determined on a pro-rata basis (based upon the aggregate number of Registrable Securities sought to be included in such registered offering).
3.	Related Obligations.
The Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
(a)         Commencing on the Trigger Date, the Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline).  Subject to allowable Grace Periods (as defined below), the Company shall keep each Registration Statement effective pursuant to Rule 415 for sale on a continuous basis in an at-the-market offering at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities required to be covered by such Registration Statement pursuant to Rule 144(b)(1) or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”).  The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.  The Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be) and (ii) the approval of Legal Counsel is obtained pursuant to

Section 3(c) (which approval shall be immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.
(b)         Subject to Section 3(r) of this Agreement, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q or Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.
(c)         The Company shall (A) permit Legal Counsel to review and comment upon (i) each Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects.  The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which approval shall not be unreasonably withheld.  The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to any Registration Statement, provided that such correspondence shall not contain any material, non-public information regarding the Company or any of its subsidiaries, (ii) promptly after the same is prepared and filed with the SEC, one (1) copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.
(d)         The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one (1) copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request from time to time) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.
(e)         The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
(f)         The Company shall notify each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its subsidiaries), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to each Investor.  The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.
(g)         The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable

Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
(h)         If any Investor may be required under applicable securities law to be described in a Registration Statement as an underwriter and such Investor consents to so being named an underwriter, at the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.
(i)         If any Investor may be required under applicable securities law to be described in a Registration Statement as an underwriter and such Investor consents to so being named an underwriter, upon the written request of such Investor, the Company shall make available for inspection by (i) such Investor, (ii) legal counsel for such Investor and (iii) one (1) firm of accountants or other agents retained by such Investor (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Investor) or use of any Record or other information which the Company’s Board of Directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document (as defined in the Purchase Agreement).  Such Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  Nothing herein (or in any other confidentiality agreement between the Company and such Investor, if any) shall be deemed to limit any Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.
(j)         The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in the Registration Statement pursuant to the 1933 Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document.  The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
(k)         Without limiting any obligation of the Company under each of the Exchange Agreements, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed or quoted on each securities exchange or quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or quotation system, or (ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on the OTC Bulletin Board, or (iii) if, despite the Company’s best efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its commercially reasonable efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority (f/k/a the National Association of Securities Dealers, Inc.) as such with respect to such Registrable Securities.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).
(l)         The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts (as the case may be) as the Investors may reasonably request from time to time and registered in such names as the Investors may request.
(m)         If requested by an Investor, the Company shall as soon as practicable after receipt of notice from such Investor and subject to Section 3(r) hereof, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.
(n)         The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.
(o)         [Intentionally omitted.]

(p)         The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.
(q)         Within one (1) Business Day after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.
(r)         Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(r)), at any time after the Effective Date of the applicable Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its subsidiaries the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”); provided, that no Allowable Grace Period may exist during the first sixty (60) Business Days after the Effective Date of the applicable Registration Statement.  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice.  The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, nonpublic information is no longer applicable.
4.	Obligations of the Investors.
(a)         At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)         Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.
(c)         Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required.
(d)         Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
(e)         Each Investor covenants and agrees to deliver a Registration Statement Questionnaire, in the form attached hereto as Exhibit C, no later than 15 calendar days after the Trigger Date (such later date, the “Outside Delivery Date”); provided that if such Investor fails to deliver such questionnaire by the close of business on the Outside Delivery Date, then such Investor’s Registrable Securities may be excluded from the Registration Statement by the Company.
5.	Expenses of Registration.
All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.  The Buyer shall be responsible for the fees and disbursements of its own legal counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement.
6.	Indemnification.
In the event any Registrable Securities are included in a Registration Statement under this Agreement:
(a)         To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”).  Subject to Section 6(b), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company (to the extent applicable), including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of any of the Registrable Securities by any of the Investors pursuant to Section 9.
(b)         In connection with any Registration Statement in which an Investor is participating, such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(b), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that such Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of any of the Registrable Securities by any of the Investors pursuant to Section 9.
(c)         Promptly after receipt by an Indemnified Person or Indemnified Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party (as the case may be); provided, however, that an Indemnified Person or Indemnified Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including any impleaded parties) include both such Indemnified Person or Indemnified Party (as the case may be) and the indemnifying party, and such Indemnified Person or such Indemnified Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Person or such Indemnified Party and the indemnifying party (in which case, if such Indemnified Person or such Indemnified Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party, provided further, that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party (as the case may be).  The Indemnified Party or Indemnified Person (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person (as the case may be) which relates to such action or Claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.
(d)         No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.
(e)         The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
(f)         The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
7.	Contribution.
To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.  Notwithstanding the provisions of this Section 7, no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that such Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.
8.	Assignment of Registration Rights.
The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws if so required; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of the applicable Exchange Agreement; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.
9.	Amendment of Registration Rights.
Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders, provided that any Investor may give a waiver in writing as to itself.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.  No such amendment or waiver (unless given pursuant to the foregoing proviso) shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
10.	Termination.
This Agreement shall terminate and become wholly void and of no effect, as to any Investor, at such time as all of such Investor’s Registrable Securities are then eligible for sale pursuant to Rule 144(b)(1).
11.	Miscellaneous.
(a)         Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)         Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) with respect to Section 3(c), by electronic mail (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:
If to the Company:
Workstream Inc.
485 N.  Keller Rd., Suite 500
Maitland, Florida 32571
Telephone:  (407) 475-5500
Facsimile:  (407) 475-5517
Attention:  CEO
With a copy (for informational purposes only) to:
Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania  19103
Telephone: (215) 665-4141
Facsimile: (215) 665-2013
Attention: Michael J.  Heller, Esq.
If to the Transfer Agent:
American Stock Transfer and Trust Company
59 Maiden Lane
New York, NY 10038
Telephone: (718)  921-8124
Facsimile: (718) 921-8327
Attention: Joseph Comito
If to Buyer:

First Advantage Offshore Services, Private Limited
100 Carillon Parkway
St. Petersburg, FL 33716
Telephone:  727.290.1000
Facsimile:  727.521.8852
Attention:  Legal Department

With a copy (for informational purposes only) to:

Buchanan Ingersoll & Rooney PC
301 Grant Street, 20th Floor
One Oxford Centre
Pittsburgh, PA 15219
Telephone:  (412) 562-8500
Facsimile:  (412) 562-1041
Attention:  Hannah T. Frank
(c)         Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
(d)         The parties hereby agree that they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(e)         This Agreement and the schedules and exhibits attached hereto and the instruments referenced herein and therein constitute the entire agreement among the parties hereto solely with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement and the schedules and exhibits attached hereto and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto solely with respect to the subject matter hereof and thereof.

(f)         Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
(g)         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
(h)         This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.
(i)         Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(j)         All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.
(k)         The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.  Terms used in this Agreement but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Buyer.
(l)         This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Persons referred to in Section 6 and 7 hereof.
[Signature page follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

WORKSTREAM INC.

By: /s/ John Long
Name: John Long
Title: Chief Executive Officer

BUYER:

FIRST ADVANTAGE OFFSHORE SERVICES, PRIVATE LIMITED

By: /s/ Bret T. Jardine
Name: Bret T. Jardine
Title: General Counsel

EXHIBIT A
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
______________________
______________________
______________________
Attention:  ______________
Re:	Workstream Inc.
Ladies and Gentlemen:
[We are][I am] counsel to Workstream Inc., a corporation existing pursuant to the Canada Business Corporations Act (the “Company”), and have represented the Company and its subsidiaries in connection with that Securities Purchase Agreement (the “Purchase Agreement”) entered into by and between the Company and First Advantage, ___ (the “Holder”) pursuant to which the Company issued to Holder Class A Series B Preferred Stock (the “Preferred Shares”) convertible into the Company’s common shares, no par value per share (the “Common Shares”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holder (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares issuable upon conversion of the Preferred Shares under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 20__, the Company filed a Registration Statement on Form ____ (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Holder as a selling shareholder thereunder.
In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing opinion to you that the Common Shares underlying the Preferred Shares are freely transferable by the Holder pursuant to the Registration Statement, subject to the prospectus delivery requirements of the 1933 Act, which the selling shareholders have agreed to comply with to the extent applicable and which we have assumed compliance with in issuing this letter. You need not require further letters from us to effect any future legend-free issuance or reissuance of such Common Shares to the Holder as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated _________ __, 20__.
Very truly yours,
[ISSUER’S COUNSEL]
By:_____________________
CC:         [LIST NAMES OF HOLDER]

EXHIBIT B
SELLING SHAREHOLDERS
The common shares being offered by the selling shareholders are those issuable to the selling shareholders upon exercise of preferred stock. For additional information regarding the issuance of the preferred stock, see “Preferred Stock” above. We are registering the common shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the preferred stock, the selling shareholders have not had any material relationship with us within the past three years.
The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of the common shares by each of the selling shareholders. The second column lists the number of common shares beneficially owned by each selling shareholder, based on its ownership of common shares, the convertible notes and the warrants, as of ________, 20__, assuming conversion of the preferred stock held by the selling shareholders on that date, taking account of any limitations on conversion or exercise set forth therein.
The third column lists the common shares being offered by this prospectus by the selling shareholders.
In accordance with the terms of a registration rights agreement with the holders of the preferred stock, this prospectus generally covers the resale of the number of common shares issuable upon conversion of the preferred stock, determined as if the outstanding preferred stock were converted in full (without regard to any limitations on conversion contained therein), in each case, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC.  Because the conversion price of the preferred stock may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  The fourth column assumes the sale of all of the common shares offered by the selling shareholders pursuant to this prospectus.
[Under the terms governing the preferred stock, a selling shareholder may not convert the preferred stock to the extent such conversion would cause such selling shareholder or any of its affiliates to beneficially own a number of common shares which would exceed 9.99% (as applicable) of our common shares. The number of shares in the second column reflects these limitations.]  The selling shareholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares of Owned Prior to Offering	Maximum Number of Common Shares to be Sold Pursuant to this Prospectus	Number of Common Shares of Owned After Offering

PLAN OF DISTRIBUTION
We are registering the common shares issuable upon conversion of the preferred stock to permit the resale of these common shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.
The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume.  The selling shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.
The selling shareholders may pledge or grant a security interest in some or all of the preferred stock or common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling shareholder will sell any or all of the common shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

3

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares.  All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.
We will pay all expenses of the registration of the common shares pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

4

EXHIBIT C
WORKSTREAM INC.
(the “Company”)
QUESTIONNAIRE TO THE SELLING SHAREHOLDERS
This Questionnaire is to be completed, signed and faxed to Scott Brucker, Esquire at (215) 701-2410 by no later than fifteen (15) calendar days after the Trigger Date, by the person or entity indicated on the cover of this Questionnaire (the “Selling Shareholder”) whose common shares of the Company are being registered pursuant to a Registration Statement to be filed with the SEC.  Retain a duplicate copy for your files.  If you do not return the Questionnaire by the foregoing deadline, your shares may not be included in the Registration Statement.
If you are uncertain about any of the following questions as they apply to your situation, please supply all relevant facts.  Include separate sheets with details if necessary.  If you have any questions, please call Workstream’s counsel, Scott Brucker, Esquire, at (215) 665-3710.
Please notify me immediately if any of the information disclosed in your answers changes.  Please answer all questions. Indicate “none” or “not applicable” when appropriate.  Information should be given as of the date of this Questionnaire, even if previously reported to the Company.
IN ANSWERING THESE QUESTIONS, PLEASE REFER TO THE INSTRUCTIONS AT THE BEGINNING OF THIS QUESTIONNAIRE.

Name of Selling Shareholder: _________________________________

5

Instructions and Definitions
The following instructions and definitions are furnished to aid you in preparing your answers to this Questionnaire.
1.	For purposes of this Questionnaire the term “Company” means Workstream Inc.
2.	“Beneficial” ownership. Beneficial ownership shall have the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended. The SEC has taken the position that if you have sole or shared voting power or dispositive power or the ability to acquire either sole or shared voting or dispositive power of a security within 60 days, you are the beneficial owner of that security, even though that security is not registered in your name. Thus, for example, you could be the beneficial owner of securities in a trust or estate of which you are a trustee or executor, or of which you are one of the trustees or executors, or you could be the beneficial owner of securities which you have a right to purchase.
3.	The term “affiliate” for purposes of this Questionnaire means any person directly or indirectly controlling, controlled by, or under common control with the Selling Shareholder.
4.	An example response has been provided to assist you in preparing your response.

6

1.         Broker-Dealer Status.

(a)         Are you, or are you an affiliate of, a broker-dealer registered under the Securities Exchange Act of 1934?

Yes   ____                                    No   ____
If “yes,” please give details below.

(b)         Please confirm the following statement:  The Company’s equity securities that are being issued to you were acquired in the ordinary course of your business, and at the time the securities were issued to you, you did not have any agreement or understanding, directly or indirectly, with any person to distribute the securities.

Confirmed   ____                  Cannot Confirm   ____
If “cannot confirm,” please give details below.

2.           Relationships with the Company.

(a)         Have you held any position or office with the Company, its predecessors or affiliates within the last three years?

Yes   ____                                    No   ____
If “yes,” please give details below.

(b)          Have you had any other material relationship with the Company, its predecessors or affiliates within the last three years?

Yes   ____                                    No   ____
If “yes,” please give details below.

3.         Equity Securities Owned By You.

7

(a)         Please state the number and type of equity securities of the Company  owned (please see instructions and definitions on page 2) by you as of the date of this Questionnaire, including securities which are exercisable or convertible into equity securities within 60 days of the date of this Questionnaire.

Class	Number of Shares
of Security	Owned

(b)         If any natural person or entity other than you holds or shares voting power or dispositive power with respect to the Company’s equity securities listed in response to Question 3(a), please provide the names of the natural persons (including titles) or entities that hold or share such voting power or dispositive power and indicate the number of the Company’s equity securities covered thereby.

(c)         With respect to the Company’s equity securities listed in response to Questions 3(a) and 3(b) for which an entity holds or shares voting power or dispositive power, please provide the names of the natural persons (including titles) or entities that control the entity or entities listed in response to Questions 3(a) and 3(b).

(d)         Please continue to list the natural persons or entities that control the entities listed in response to Question 3(c) and the entities listed in response to this Question 3(d) until you have listed only natural persons (including titles) that control the applicable entity or entities.

(e)         If any person or entity disclaims beneficial ownership of any of the equity securities you have listed in response to Question 3, please so indicate:

8

EXAMPLE RESPONSE

The following is an example of a response to items 1 through 3.  Please assume ABC Corporation is the Selling Shareholder for purposes of this example.

1.         Broker-Dealer Status.
ABC Corporation is an affiliate of a broker-dealer because its sole shareholder, DEF Corporation, is a broker-dealer.

2.         Relationships with the Company.

(a)         ABC Corporation has not held any position or office with the Company, its predecessors or affiliates within the last three years.

(b)          ABC Corporation provided consulting services to the Company in March 2002.

3.          Equity Securities Owned By You.

Question 3(a).

Class	Number of Shares
of Security	Owned

Common Shares	100,000

Warrants to purchase Common Shares	200,000

Question 3(b).

Not applicable

Question 3(c).

ABC Corporation is controlled by DEF Corporation, ABC Corporation’s sole shareholder.

Question 3(d).

DEF Corporation is controlled by XYZ Corporation, DEF Corporation’s sole shareholder. XYZ Corporation is controlled by John Doe, XYZ Corporation’s sole shareholder and its President and Chief Executive Officer.

Question 3(e).

9

John Doe disclaims beneficial ownership of the 100,000 Common Shares and the Warrants to purchase 200,000 Common Shares.

10

The undersigned hereby acknowledges that the information contained herein is true to the best of his knowledge and will notify the Company immediately of any changes in such information.

DATED: __________, 20__                                        FOR INDIVIDUALS:

__________________________________
Name of Selling Shareholder [please print]

__________________________________
Signature

FOR CORPORATIONS, PARTNERSHIPS OR TRUSTS:

__________________________________
Name of Selling Shareholder [please print]

By:_________________________________
                  Signature

Name:___________________________
                        [please print]

Title:____________________________
                                                                                          [please print]

11